Exhibit 99.1

Website Pros Reports Record First Quarter 2006 Financial Results

•	Total Revenue Increases 59% to $11.6 Million

•	Subscription Revenue Increases 65% to $10.0 Million

•	Net Subscriber Additions Rise 30% sequentially to 3,250, Bringing Total Subscribers to Approximately 55,000

JACKSONVILLE, FL – May 2, 2006 — Website Pros, Inc. (Nasdaq: WSPI), a leading provider of Web services and online marketing for small and medium-sized businesses, today announced results of operations for the quarter ended March 31, 2006.

Financial Results for the First Quarter of 2006

Total revenue for the first quarter of 2006 was $11.6 million, an increase of 59% on a year-over-year basis. Revenue growth was driven by an increase in subscribers and contribution from the acquisitions of LEADS.com and substantially all of the assets of E.B.O.Z. in April 2005. Subscription revenue for the first quarter of 2006 was $10.0 million, an increase of 65% on a year-over-year basis.

David Brown, President and CEO of Website Pros, stated “We are quite pleased with the strong demand we continue to see for our comprehensive end-to-end Web services, which led to record revenue, profitability, new subscribers and an all-time low in our monthly turnover.” Brown continued, “We are particularly encouraged by the success of new sales programs and distribution partnerships. These contributed to increasing momentum over the course of the first quarter and provide us with optimism for the remainder of the year.”

For the first quarter of 2006, the Company reported net income, determined in accordance with generally accepted accounting principles (GAAP), of $1.0 million, an increase from $276 thousand in the first quarter of 2005. Fully diluted GAAP earnings per share were $0.05 for the first quarter of 2006, compared to a loss of $0.02 in the first quarter of 2005. Fully diluted GAAP earnings per share are based on weighted average fully diluted shares of 19.4 million and 2.8 million for the first quarter of 2006 and 2005, respectively. Fully diluted GAAP earnings per share in 2005 were reduced by preferred stock dividends. All preferred stock was converted to common stock in connection with the Company’s initial public offering in November 2005.

Non-GAAP Financial Results for the First Quarter of 2006

Website Pros reported non-GAAP net income of $1.7 million for the first quarter of 2006, as compared to $318 thousand in the first quarter of 2005. Non-GAAP diluted net income per share was $0.09 for the first quarter of 2006, an increase from $0.03 in the first quarter of 2005.

All per share numbers for non-GAAP net income per share are expressed on a weighted average diluted share basis. Preferred dividends are excluded from non-GAAP net income per share in prior periods, as all outstanding shares of preferred stock were converted into shares of common stock and all related accrued dividends were eliminated in connection with the Company’s initial public offering, which was completed on November 7, 2005. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Kevin Carney, CFO of Website Pros, commented, “Solid revenue combined with continued focus on expense management enabled Website Pros to deliver an all-time high in profitability. The scalability of our business model is evidenced by the expansion in our operating income in each of the past two years, and we believe we will continue that trend in 2006.”

Other Quarterly Highlights

The Company also had the following other financial and operating highlights for the quarter:

•	The Company added over 3,250 net subscribers to its eWorks!XL and Visibility Online services, increasing total subscribers to approximately 55,000 at the end of the quarter.

•	The Company’s monthly customer turnover was 5.6% as compared to 6.0% in the first quarter of 2005.

•	The company launched new, integrated packages of its web services and internet marketing solutions during the first quarter. These new packages combine the service offerings of LEADS.com with the Company’s eWorks!XL and Visibility Online subscription packages, providing a higher level of value to customers. The monthly subscription price for these packages range between $70/month to $99/month depending on the specific package selected by the customer.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders is useful to investors, because it describes the operating performance of the Company and helps investors gauge the Company’s ability to generate cash flow, excluding some recurring and non-recurring non-cash charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the Company’s past performance and to plan and forecast performance in future periods. The non-GAAP financial information Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call Information

Management will host a conference call to discuss the Company’s results and other matters related to the Company’s business today, May 2, 2006, at 5:00 p.m. Eastern Standard Time. To participate in the call, investors should dial 800-811-0667 (domestic) or 913-981-4901 (international) ten minutes prior to the scheduled call. A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9561594. A live webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com.

For more information, including this press release and Website Pros’ Current Report on Form 8-K, any non-GAAP financial measures that may be discussed on the conference call as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and any non-GAAP financial measures discussed on the conference call (other than non-GAAP financial measures discussed and reconciled in this news release), and any other material financial and other statistical information contained in the conference call , please visit the Investor Relations section of Website Pros’ Website at www.websitepros.com.

About Website Pros

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of comprehensive Web services and products that enable small and medium-sized businesses to establish and maintain an effective Internet presence. We offer our customers a full range of Web services on an affordable subscription basis that include website design and publishing, Internet marketing and advertising, search engine optimization, search engine submission and lead generation. The breadth and flexibility of our products allow us to meet the Web services needs of a business anywhere along their lifecycle, ranging from businesses just establishing their websites to businesses requiring more sophisticated functionality or selling online.

Through a unique combination of proprietary Web publishing and management software, automated workflow processes and specialized workforce development and management techniques, we achieve production efficiencies that enable us to offer sophisticated Web services affordably and effectively to our customers. Our technology automates many aspects of creating, maintaining, enhancing and marketing websites for our approximately 55,000 business customers. For more information, contact Website Pros. Voice: 904-680-6600. Fax: 904-880-0350. Address: 12735 Gran Bay Parkway West, #200, Jacksonville, FL 32258. Website: www.websitepros.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions, our monthly customer turnover and those risks set forth under the caption “Risk Factors” in Website Pros’ Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

MEDIA:

Roseann Duran

Website Pros, Inc.

904-680-6976

rduran@websitepros.com

INVESTORS:

Kori Doherty

Integrated Corporate Relations

617-217-2084

kdoherty@icrinc.com

Source: Website Pros

Website Pros, Inc.

Consolidated Statement of Operations

(in thousands except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Subscription	$9,959	$6,043
License	1,205	972
Professional services	449	303

Total revenue	11,613	7,318

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	4,393	2,917
License (a)	291	197
Professional services (a)	380	216
Stock based compensation	25	6

Total cost of revenue	5,089	3,336

Gross profit	6,524	3,982

Operating expenses:
Sales and marketing (a)	2,765	1,971
Research and development (a)	494	349
General and administrative (a)	2,052	1,277
Stock based compensation	371	36
Depreciation and amortization	372	99

Total operating expenses	6,054	3,732

Income from operations	470	250

Other income (expense):
Interest, net	551	26
Other	—	—

Net income	1,021	276

Preferred Stock dividends	—	(340)

Net income (loss) attributable to common stockholders	$1,021	$(64)

Net income (loss) attributable per common share
Basic	$0.06	$(0.02)

Diluted	$0.05	$(0.02)

Weighted-average number of shares used in per share amounts:
Basic	16,526	2,791

Diluted	19,343	2,791

(a) Stock based compensation
Subscription, License and Professional services (cost of revenue)	$25	$6

Sales and marketing	$72	$13
Research and development	55	13
General and administration	244	10

Total	$371	$36

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,803	$55,746
Accounts receivable, net of allowance $325 and $383, respectively	1,764	1,941
Inventories net of reserves of $1 and $51, respectively	141	138
Prepaid expenses	519	506
Prepaid marketing fees and other current assets	902	770

Total current assets	59,129	59,101

Property and equipment net	1,437	1,068
Goodwill and other intangible assets	15,897	16,105
Other assets	136	96

Total assets	$76,599	$76,370

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$492	$1,280
Accrued expenses	1,931	2,391
Deferred revenue	3,212	3,193
Accrued marketing fees	388	297
Notes payable, current	66	65
Other liabilities	279	340

Total current liabilities	6,368	7,566

Accrued rent space	178	177
Notes payable, long term	224	241
Other long term liabilities	31	31

Total liabilities	6,801	8,015

Stockholders equity

Common stock, $0.001 par value; 150,000,000 shares authorized at March 31, 2006 and December 31, 2005; 16,541,258 shares and 16,509,602 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	17	17
Additional paid-in-capital	136,518	136,097
Accumulated deficit	(66,737)	(67,759)

Total stockholders’ equity	69,798	68,355

Total liabilities and stockholders’ equity	$76,599	$76,370

Website, Pros, Inc.

Reconciliation of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP
GAAP Net income	$1,021	$276
Amortization of intangibles	242	—
Stock based compensation	396	42

Non-GAAP pro-forma net income	$1,659	$318

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share
GAAP net income (loss) per share attributable to common stockholders
Basic	$0.06	$(0.02)

Amortization of intangibles per share	0.01	—
Stock based compensation per share	0.03	0.02
Preferred stock dividends per share	—	0.12
Preferred stock conversion	—	(0.08)

Non-GAAP pro-forma net income per share attributable to common stockholders
Basic	$0.10	$0.04

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP pro forma net income per share
Fully diluted shares
Common stock	16,526	2,791
Preferred stock	—	6,115
Diluted stock options	2,535	2,192
Warrants	282	240

Total	19,343	11,338

GAAP net income (loss) per share attributable to common stockholders
Diluted	$0.05	$(0.02)
Amortization of intangibles per share	0.02	—
Stock based compensation per share	0.02	0.00
Preferred stock dividends per share	—	0.03
Preferred stock conversion	—	0.02

Non-GAAP pro-forma net income per share attributable to common stockholders
Diluted	$0.09	$0.03

Reconciliation of GAAP operating income (loss) to non-GAAP pro forma operating income (loss)
GAAP operating income	$470	$250
Amortization of intangibles	242	—
Stock based compensation	396	42

Non-GAAP proforma operating income	$1,108	$292

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	4%	3%
Amortization of intangibles	2%	0%
Stock based compensation	4%	1%

Non-GAAP proforma operating margin	10%	4%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities
Net income	$1,021	$276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	372	99
Stock-based compensation expense	396	42
Changes in operating assets and liabilities:
Accounts Receivable	177	(355)
Inventories	(3)	21
Prepaid expenses and other assets	(185)	(34)
Accounts Payable, accrued expenses and other liabilities	(763)	640
Deferred revenue	19	111

Net cash provided by operating activities	1,034	800

Cash flows from investing activities
Purchase of property and equipment	(361)	(34)
Other	(3)	—

Net cash used in investing activities	(364)	(34)

Cash flows from financing activities
Payment of stock issuance costs	(622)	(4)
Payment of debt obligations	(16)	—
Proceeds from issuance of preferred stock, net	—	2,990
Proceeds from exercise of stock options	25	—

Net cash (used in) provided by financing activities	(613)	2,986

Net increase in cash and cash equivalents	57	3,752
Cash and cash equivalents, beginning of period	55,746	6,621

Cash and cash equivalents, end of period	$55,803	$10,373